Exhibit 99.1

HEARTWARE LIMITED
ABN 34 111 970 257
Level 57
MLC Centre
19-29 Martin Place
Sydney NSW 2000
Ph: (+61 2) 9238 2064
Fax: (+61 2) 9238 2063
www.heartware.com.au

Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
22 October 2008
BY E-LODGEMENT
Dear Sir / Madam
Results of Meetings
In accordance with ASX Listing Rule 3.13.2 the Company is pleased to confirm that each of the resolutions put to shareholders at the Court Ordered Scheme Meeting of Shareholders, Optionholders and Performance Rights holders and the Extraordinary General Meeting (held on 22 October 2008) were passed.
The resolutions put to the respective meetings are as follows:
(a)	Court Ordered Scheme Meeting of Shareholders — Approval of Share Scheme

(b)	Court Ordered Scheme Meeting of Optionholders — Approval of Option Scheme

(c)	Court Ordered Scheme Meeting of Performance Rights Holders — Approval of Performance Rights Scheme

(d)	Extraordinary General Meeting — Approval of 2008 Stock Incentive Plan
The full results of the Scheme Meetings and the Extraordinary General Meeting are set out over the page.
Federal Court approval of the Schemes will now be sought and a decision is expected on or about 30 October 2008.
Yours faithfully
David McIntyre
Chief Financial Officer &
Company Secretary

Court Ordered Scheme Meeting of Shareholders
The number of votes cast on the poll (including the proxy votes) was as follows:

Total Votes Cast:	159,236,299

Total Votes For:	159,153,370	(99.95%)

Total Votes Against:	82,929	(0.05%)
The number of shareholders who voted in person or by proxy was as follows:

Total Shareholders Voting:	118

Shareholders For:	110	(93.22%)

Shareholders Against:	8	(6.78%)
Court Ordered Scheme Meeting of Optionholders
The number of votes cast on the poll (including the proxy votes) was as follows:

Total Votes Cast:	12,013,080

Total Votes For:	12,013,080	(100%)

Total Votes Against:	0	(0%)
The number of optionholders who voted in person or by proxy was as follows:

Total Optionholders Voting:	13

Optionholders For:	13	(100%)

Optionholders Against:	0	(0%)

Court Ordered Scheme Meeting of Performance Rights Holders
The number of votes cast on the poll (including the proxy votes) was as follows:

Total Votes Cast:	2,250,000

Total Votes For:	2,250,000	(100%)

Total Votes Against:	0	(0%)
The number of Performance Rights holders who voted in person or by proxy was as follows:

Total Performance Rights Holders Voting:	7

Performance Rights Holders For:	7	(100%)

Performance Rights Holders Against:	0	(0%)

HEARTWARE LIMITED
EXTRAORDINARY GENERAL MEETING — 22 OCTOBER 2008
Disclosure of Proxy Votes
In accordance with section 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange in relation to resolutions passed by members of HeartWare Limited at its Extraordinary General Meeting held on 22 October 2008.

Resolution Number	Resolution 1
Decided by a show of hands (S) or poll (P)	S

Total number of proxy votes exercisable by proxies validly appointed	173,982,264

Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	126,680,956
The proxy is to vote against the resolution	21,415,954
The proxy is to abstain on the resolution	—
The proxy may vote at the proxy’s discretion	7,478,099

Total votes cast on a poll in favour of the resolution	N/A
Total votes cast on a poll against the resolution	N/A
Total votes cast on a poll abstaining on the resolution	N/A
Total votes exercisable by proxies which were not cast	N/A

David McIntyre
Chief Financial Officer & Company Secretary
# The total number of open votes available to vote by the Chairman was 7,278,766 on each of Resolution 1.